Forward Looking Statements

This Presentation may contain, in addition to historical information, forward -looking statements. Statements in this Presentation that are forward -looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading"Risk Factors” and elsewhere in the Company's periodic filings with the U.S. Securities and Exchange Commission. When used in this Presentation, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential,“ "should," and similar expressions, are forward -looking statements. The risk factors that could cause actual results to differ from these forward -looking statements include, but are not restricted to the Company‘s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company's planned geological work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk, and other statements that are not historical facts as disclosed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K filing with the SEC and elsewhere in the Company's periodic filings with securities regulators in the United States. Copies of the Company's periodic reports are available on the SEC's website at http://www. sec.gov.

Cautionary Note Regarding Estimates

This presentation uses the terms “inferred,” “indicated,” and “measured resources. ” The United States Securities and Exchange Commission (the “SEC”) does not normally permit issuers to disclose resource estimates in their filings with the SEC. SEC guidelines normally permit only the disclosure of “reserve” estimates, which are those parts of a mineral deposit that could be economically and legally extracted or produced at the time the estimate is made. Inferred resource estimates generally may not be used as the basis for pre-feasibility or feasibility studies. There are no assurances that any inferred, indicated or measured resource estimates provided in this press release can be economically or legally extracted or producedor that any of these resourceestimates will ever be convertedto reserves.There are also no assurancesthat any inferred resource estimates will be converted into indicated or measured resources.

Investors are advised to carefully review the reports and documents that the Company files from time to time with the SEC, particularly our Annual and Quarterly Reports.

Company Vision

Create value for shareholders by the development through to monetization of two precious metal projects.

• Columbus Project – In active development (surface mining) Owns 100% of Gold / Silver mining rights Option to Expand

• Red Mountain Project – Not in active development Option to acquire 100% Gold / Tungsten / Silver mining rights

Why Invest in Ireland?

Columbus Project

1.	Large Opportunity
2.	Growing Opportunity
3.	Low Cost Mining Process
4.	Near Term Production Expected

Why Invest in Ireland?

• Large Opportunity

–	Current focus on North Sand Zone with Inferred Sand Resource of 145 million (MM) tons with an average sample grade of 0.038 ounces per ton gold equivalent (AuE) in 0.67 square miles in the top 200 feet.

–	South Sand Zone contains 29MM tons Inferred Resource with an average grade of 0.037 AuE in the top 100 feet.

–	Ten bulk leach tests extracted in excess of 80% Au & Ag from Sand material

–	Potential to considerably expand Sand Resource.

Why Invest in Ireland?

• Growing Opportunity

–	Mineralized area is open in all directions

–	Results from 2010 drill program increased inferred resources in the North Sand Zone to 145 million tons from 80 million tons

–	2012 drill program is designed to both expand and further define boundaries of the resources in the North Sand Zone and to the South Sand Zone

–	Permits granted for 2012 drill / bulk sampling program

Why Invest in Ireland?

• Low Cost Mining Process

–	Expect to be Low Cost Operation: Strong positioning for production or acquisition
–	Process Cost Estimates ~ $12/ton of Sand Material
–	Goal: 75% extraction of 0.038 opt AuE
–	If achieved: Operating Costs ~ $400/oz Au
(Hard Rock Mining Comparison ~$450 - $550/oz Au)

Why Invest in Ireland?

• Near Term Production Potential

–	Pilot Plant expected to pour limited quantities of gold and to determine feasibility of project in mid 2012

–	Gold/Silver leach extraction circuit installed at onsite pilot plant

–	Currently optimizing pilot plant operating parameters with onsite laboratory testing using caustic fusion analysis and cyanide and thiosulphate leaching

Management Team

Douglas Birnie– Chief Executive Officer, President and Director
Mr. Birnie was a founder of Columbus Group Communications Inc., a privately -owned company that was acquired by TELUS Corp., one of Canada’s leading telecommunications companies.

Robert McDougal– Chief Financial Officer and Director
Mr. McDougal, a Certified Public Accountant, was a director and officer of GEXA Gold Corporation and one of the founders of Millennium Mining Corporation, which merged into Gold Summit Corporation.

Mark Brennan– Director
Mr. Brennan is the President of the Brennan Consulting Group. He has also founded and operated a number of private companies in a variety of industries.

Nanominerals Corp. / Dr. Charles Ager
Nanominerals is a private company focused on the development and application of new technology in the exploration of refractory gold deposits. Dr. Ager, CEO of Nanominerals,is a geophysical engineer with over 40 years of international experience in mining exploration, production and finance.

Overview– Columbus Project

•	Gold and Silver Project

•	A “dry salt marsh” with drill-indicated zones of surface mineable material

•	Located between Las Vegas and Reno in the Columbus Basin (Esmeralda County, Nevada) – a region with a proven history of major gold and silver discoveries

•	Mine site production permit has been granted

•	Short horizon to potential production

Columbus Project Assets

• 25,498 acres of mineral claims on federal land administered by the BLM (Bureau of Land Management), with an option for an additional 23,440 acres

• 378 acres permitted to 40-foot depth for extraction of gold and silver (Permitted Area)
        - 320 acre mine site, 58 acre mill site
        - 15,000 sq. ft. mill building
        - Additional permits needed for North
           Sand Zone production

• Water usage rights of aquifers in basin

• 80 acres of private land
- Future development flexibility

Drill Program

MINERALIZED ZONES
Columbus Project, Esmeralda County, Nevada, USA
LEGEND
Sand Zones
Clay Zones
Columbus Project
IRLD Private Land
Non IRLD Claims
402000
408000
414000
420000
426000
4224000
4220000
4216000
4212000
4208000
4204000
SCALE
0
3,000
6,000
Meters
0
10,000
20,000
Feet
IRELAND INC

Drill Program

Identified Two Mineralized Sand Zones. North Sand Zone (0.67 sq miles) contains Inferred Resource of 145 million tons with 0.038 opt AuE to a depth of 200’.

South Sand Zone contains Inferred Resource of 29MM tons with average sample grade of 0.037 AuE within the top 100’

Mineralized area is open in all directions.

All reported drill results are by Caustic Fusion Assay and analysis of extracted metal-in-hand for Gold and Silver.

Permitted 2012 drilling program will cover additional 0.48 sq miles.

Project Feasibility

Process Flow Diagram

Extracted Gold and Silver

Bulk Extraction Test Results

Need to prove extraction process is economically viable as next step of Project Feasibility. Goal: 75% Au recovery.

Sand Material

	Head Ore (HO) Caustic Fusion		Cyanide Leach Extraction		Thiosulphate Leach Extraction
Test	Au opt	Ag opt	Au %	Ag %	Au %	Ag %
3747C	0.082	1.772	85.8%	67.0%	87.3%	68.7%
3749C	0.049	0.152	90.0%	51.3%	83.4%	55.6%
1	0.028	0.482	85.7%	90.0%	71.4%	96.5%
2	0.018	0.825	116.7%[1]	91.5%	*[2]	*
3	0.059	0.552	83.1%	71.4%	76.3%	95.5%
4	0.047	1.025	97.9%	96.4%	93.6%	111.5%
5	0.051	0.965	96.1%	63.3%	92.2%	81.6%
6	0.064	0.612	90.6%	94.4%	81.3%	88.9%
7	0.052	0.404	94.2%	92.3%	94.2%	99.0%
Average	0.050	0.754	90.4%	79.7%	85.0%	87.2%

[1] - Result possibly due to nugget effect, and as such, removed from average
[2] * - test not performed

Gravity Concentration Test Results

200 lb Sample- North Sand Zone

	Head Ore (HO) Caustic Fusion		Cyanide Leach Extraction		Thiosulphate Leach Extraction
Test	Au opt	Ag opt	Au %	Ag %	Au %	Ag %
3902C	0.077	1.755	88.3%	94.4%	80.5%	98.9%

	Gravity Cons
-50M/+80M Con Ratio 42.0:1	3.742	12.101	90.1%	97.9%	100.1%	99.5%
-80M Con Ratio 227:1	2.252	8.485	89.2%	99.0%	93.5%	99.5%

Total -50M Con Ratio 35.5:1	3.509	11.533	90.0%	98.1%	99.1%	99.5%

Calc HO	0.099	0.325
Recovery	128%	18.53%

NB: Au recovery exceeding Head Ore grade due to "Nugget  Effect" - common in placer Au deposits

Independent Confirmation

All reported work to date has been completed and performed by third party engineers/geologists under Chain of Custody (COC)

Technical Team– independent firms:

Permitting
• Lumos & Associates – based in Reno, NV

Project Resources

• Arrakis Inc. – Mine Planning/Process Development/Metallurgy
• AuRIC Metallurgical Labs – Sample Assaying/Bulk Sample Testing/Leach Circuit Design/Metallurgy

Project Feasibility
• Arrakis – Pilot Plant Operations/Project Construction
• AuRIC – Leach Circuit Installation / Process Development

Project Goals 2012

1.	Confirm over 250 million tons of Sand Resources
Define by Drilling and Bulk Sampling (0.5 sq. miles by 200 foot de thp )

2.	Confirm Commercial Process for Extracting Au/Ag
Optimizing pilot plant operating parameters with onsite laboratory testing using CF and CN / STS leaching
Bulk Sampling through Pilot Plant (up to 2,000 tons)
Determine Extraction Rates and Operating Costs
Confirm Extraction Rates and Costs w/ Independent Engineers

3.	Complete Project Feasibility
Update geological report – Upgrade Resources to Reserves
Finalize Mine Plan & Flow Sheet for Project
Determine Operating/Capital Costs for Production

Financial Information

Expenses

Cash Expenses
Budget (10/01/11 – 09/30/12)
Columbus Project
Property Payments	$280,000
Drilling Program and Resource Estimates	1,850,000
Pilot Plant / Project Feasibility	1,665,000
Columbus Project Sub-Total	3,795,000
Red Mountain Project	100,000
General and Admin.	1,845,000
Cash Expenditures	$5,735,000

Capitalizationand Finances

Capitalization (9/30/2011)
Issued and Outstanding	127,452,641
Free Float	~ 70,000,000
Total Fully Diluted	167,595,795
Market Capitalization (9/30/2011)	~ $70 million
Warrants Outstanding ($0.75 - $2.39)	~ 35,000,000
Finances
Cash(9/30/11)	~ $1,625,000
Budget (Oct 1 ‘11 to Sep 30 ‘12)	~ $5,735,000
Expected Cash Position (9/30/12) without capital raise	~ ($4,110,000)

Investment Summary

• Pilot Plant Operating – Optimizing Leach Circuit

• Inferred Sand Resource of 145 million tons with sample grade of 0.038 opt AuE identified in the North Sand Zone

• Environmentally neutral Leach Process.
            Goal: Produce Au for <$400/oz

• Target is to complete Project Feasibility in 2012

• Talented technical team in place

Ireland Inc.

Corporate Office:
2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV, 89052
(702) 932-0353
info@irelandminerals. com
http://www. irelandminerals. com

Investor Relations:

Terri MacInnis	R. Jerry Falkner, CFA
Bibicoff + MacInnis, Inc.	RJ Falkner & Company, Inc.
Tel: 818-379-8500	Tel: 800-377-9893
Email: terri@bibimac.com	Email: info@rjfalkner.com